Exhibit 99.1

Contact:

Sylvia Wheeler

Director, Corporate Communications

650-462-5900

DEPOMED REPORTS SECOND QUARTER 2005 FINANCIAL RESULTS

MENLO PARK, Calif., August 9, 2005 – Depomed, Inc. (NASDAQ: DEPO) today announced its financial results for the quarter ended June 30, 2005.  For the quarter, a net loss of $7.0 million or $0.18 per share was reported, compared to a net loss of $7.6 million or $0.22 per share for the second quarter of 2004.  Cash, cash equivalents and short-term investments at June 30, 2005 were $16.9 million, which does not include the $25 million Glumetza™ milestone payment received from Biovail after quarter close nor the $30 million Proquin® XR license payment due from Esprit Pharma.

Research and development expense for the quarter ended June 30, 2005 was $5.1 million compared to $6.2 million for the quarter ended June 30, 2004.  Revenue from collaborative agreements increased to $410,000 in the second quarter of 2005 from none in the same period of 2004 as a result of product development services performed under our collaborative agreement with Boehringer Ingelheim Pharmaceuticals, Inc.

“As anticipated, 2005 is proving to be a breakout year for Depomed, as evidenced by our two products approved by the FDA in the second quarter and the significant partnership we forged with Esprit Pharma for the commercialization of Proquin XR,” said John F. Hamilton, vice president and chief financial officer of Depomed.  “Through our partners, we expect both Glumetza and Proquin XR to be launched by the fourth quarter of this year, generating our first product revenue.

“We further improved our financial outlook in the second quarter by entering into two new revenue-generating collaboration agreements.  The first was with Boehringer Ingelheim Pharmaceuticals to develop a controlled release dosage form of an undisclosed pharmaceutical compound.  The second was with New River Pharmaceuticals (NASDAQ:NRPH) to create pharmaceutical products using Depomed’s patented oral drug delivery technology with New River’s proprietary drug compounds.

“Additionally, with the repurchase of the Elan promissory note, we strengthened our balance sheet and eliminated a potential source of dilution.  Finally, our Gabapentin GR™ Phase II clinical trial is now two-thirds enrolled and we anticipate completion at the end of this year or early in 2006, demonstrating our continued commitment to advancing additional GR drugs through our pipeline.”

About Depomed

Depomed, Inc. is a specialty pharmaceutical company utilizing its innovative Gastric Retention (GR) system to develop novel oral products and improved, extended release formulations of existing oral drugs. GR-based products are designed to provide once daily administration and reduced gastrointestinal side effects, improving patient convenience, compliance and pharmacokinetic profiles. Proquin® XR (ciprofloxacin hydrochloride) once daily, extended-release tablets have been approved by the FDA for the treatment of uncomplicated urinary tract infections.  In addition, regulatory applications for once daily Glumetza™ (Metformin GR™) for the treatment of Type II diabetes have been approved in the U.S. and Canada. The company is also conducting a Phase II trial in post herpetic neuralgia with their product, Gabapentin GR™. Additional information about Depomed may be found at its web site, www.depomedinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to those related to our research and development efforts, including pre-clinical and clinical testing; regulation by the FDA and other government agencies; the timing of regulatory applications and product launches; and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K.  You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.  The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

DEPOMED, INC.

(A Development Stage Company)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Period From Inception (August 7, 1995) to June 30,
	2005	2004	2005	2004	2005
Revenue:
Collaborative agreements	$409,718	$—	$409,718	$119,725	$5,374,050
Collaborative agreements with affiliates	—	—	—	—	5,101,019
License revenue	18,750	—	37,500	—	68,750

Total revenue	428,468	—	447,218	119,725	10,543,819

Operating expenses:
Research and development	5,053,603	6,164,977	10,070,461	11,742,192	111,433,530
General and administrative	3,216,391	1,372,666	4,932,455	2,515,416	30,610,525
Purchase of in-process research and development	—	—	—	—	298,154

Total operating expenses	8,269,994	7,537,643	15,002,916	14,257,608	142,342,209

Loss from operations	(7,841,526)	(7,537,643)	(14,555,698)	(14,137,883)	(131,798,390)

Other income (expenses):
Equity in loss of joint venture	—	—	—	—	(19,817,062)
Gain on extinguishment of debt	1,058,935	—	1,058,935	—	1,058,935
Gain from Bristol-Myers legal settlement	—	—	—	—	18,000,000
Interest and other income	197,097	138,659	368,971	284,656	2,763,747
Interest expense	(226,545)	(231,110)	(459,684)	(457,812)	(3,680,331)

Total other income (expenses)	1,029,487	(92,451)	968,222	(173,156)	(1,674,711)

Net loss before income taxes	(6,812,039)	(7,630,094)	(13,587,476)	(14,311,039)	(133,473,101)
Provision for income taxes	—	—	—	—	(99,000)
Net loss	(6,812,039)	(7,630,094)	(13,587,476)	(14,311,039)	(133,572,101)
Deemed dividend on preferred stock	(210,283)	—	(403,940)	—	(403,940)

Net loss applicable to common shareholders	$(7,022,322)	$(7,630,094)	$(13,991,416)	$(14,311,039)	$(133,976,041)

Basic and diluted net loss per common share	$(0.18)	$(0.22)	$(0.36)	$(0.41)

Shares used in computing basic and diluted net loss per common share	39,752,902	34,629,307	39,406,482	34,607,152

DEPOMED, INC.

(A Development Stage Company)

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2005	2004 (1)
ASSETS
Current assets:
Cash and cash equivalents	$1,061,769	$953,295
Marketable securities	15,884,461	17,151,544
Accounts receivable	409,718	—
Prepaid and other current assets	484,728	442,349
Raw materials inventory	105,000	—
Total current assets	17,945,676	18,547,188
Property and equipment, net	3,667,537	3,941,127
Other assets	233,298	380,268
	$21,846,511	$22,868,583
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,773,346	$1,733,474
Accrued compensation	1,093,305	910,723
Accrued clinical trial expense	302,981	59,942
Other accrued liabilities	501,190	496,142
Capital lease obligation, current portion	—	32,412
Long-term debt, current portion	5,528	73,008
Deferred revenue, current portion	75,000	75,000
Other current liabilities	93,073	93,073
Total current liabilities	4,844,423	3,473,774
Promissory note	—	10,280,591
Deferred revenue, non-current portion	456,250	493,750
Other long-term liabilities	170,635	217,170
Commitments
Shareholders’ equity:
Preferred stock, no par value, 5,000,000 shares authorized; Series A convertible preferred stock, 25,000 shares designated, 15,821 shares issued and outstanding at June 30, 2005 and December 31, 2004	12,015,000	12,015,000
Common stock, no par value, 100,000,000 shares authorized; 39,796,585 and 34,691,190 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively	138,490,833	117,070,946
Deferred compensation	(493,915)	(621,980)
Deficit accumulated during the development stage	(133,572,101)	(119,984,625)
Accumulated other comprehensive loss	(64,614)	(76,043)
Total shareholders’ equity	16,375,203	8,403,298
	$21,846,511	$22,868,583

(1)  The balance sheet as of December 31, 2004 was derived from the audited balance sheet included in the Company’s 2004 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2005.

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